UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  May 17, 2012  (Date of earliest event reported)

BEACON REDEVELOPMENT INDUSTRIAL CORP.
(Exact name of registrant as specified in its charter)

  DELAWARE                                      0-26813                          91-1932068
  State of Incorporation                            SEC File No.                   Tax ID Number

541 PORT RICHMOND AVENUE, STATEN ISLAND NY  10302
(Address of principal executive offices)

800-239-5012
(Registrant's telephone number, including area code)

INCALL SYSTEMS, INC.
330 Clematis Street #217
West Palm Beach, FL  33401
(Former Name or Former Address, if changed since last report)

ITEM 5.01  Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

                   Beacon Redevelopment Industrial Corp. appointed Frank Castellano as President and Director of the Company.  Mr. Castellano maintains experience in commercial contracting.  Mr. Castellano is a principal of Diversified Assets Acquisition Group, Inc.  Previously, Mr. Castellano acted as President of A Clean Slate, Inc. (OTC:  DRWN).  Mr. Castellano no longer maintains any affiliation with DRWN.  Mr. Castellano obtained his Bachelors of Science in Management from the College of Staten Island in May 2010.  Immediately following his graduation, he became a facilities intern with Potter and La Marca LLP, a firm specializing in purchasing and managing distressed real property.

                   Mr. Castellano replaces Gary Blackburn as the Company's primary officer.

ITEM 8.01  Other Events (Voluntary Filer)

                   Effective with the filing of this 8-K, Beacon Redevelopment Industrial Corp., by direction of Mr. Castellano, became a voluntary filer with the Securities and Exchange Commission.  By becoming a voluntary filer, BCND will provide current and accurate public information by filing quarterly and annual reports with the Securities and Exchange Commission notwithstanding that it maintains no obligation to do so.

ITEM 8.01  Other Events (Change of Address)

                   The Company changed its address to 541 Port Richmond Avenue, Staten Island, NY  10302.  The Company, through its subsidiary Beacon Pennsylvania Holdings, Inc., continues to own the Westmoreland Glass Factory at 2568 Radebaugh Road, Grapeville, PA  15634.

ITEM 8.01   Other Events (Share Structure)

                   The Company completed a 1 for 15 reverse split of its common stock in July 2011.  Presently, the Company is authorized to issue 322,000,000 shares pursuant to its Articles of Incorporation filed with the State of Delaware.  There are 198,583,000 common shares of stock of which 175,914,911 are unrestricted and 22,668,089 are restricted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 17, 2012

BEACON REDEVELOPMENT INDUSTRIAL CORP.

By: /s/ Frank Castellano
Frank Castellano, President

email:  frank@daaginc.com
web: www.beaconredevelopment.com

This filing does not constitute an offer of securities for sale and contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ. All statements herein are based on information available to the Company as of today, and the Company undertakes no obligation to update the statements in the future.